PROMISSORY NOTE

$5,000,000                                            New York, New York
                                                      September 22, 1997

     On the due date for each Loan (as recorded on the grid attached hereto), but in no event later than the Final Maturity Date, for value received, PT-1 COMMUNICATIONS, INC. (the "Borrower"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank") at the office of the Bank at 95-25 Queens Boulevard, Rego Park, New York 11374, the principal sum of the aggregate unpaid principal amount of each Loan (as recorded on the grid attached hereto) made by the Bank to the Borrower hereunder. The Borrower further promises to pay interest on the unpaid principal amount of each Loan (computed on the basis of the actual number of days elapsed over a year of 360 days) on each Interest Payment Date, and on the Final Maturity Date, at the per annum rate of interest equal to either the Adjusted LIBO Rate plus 2.25percent , the Prime Rate or the Fixed Rate as specified below (as recorded on the grid attached hereto), but in no event higher than the maximum interest rate permitted under applicable law.

     The Bank may lend, in its sole discretion in each instance, such amounts (each a "Loan" and collectively, the "Loans") as may be requested by the Borrower hereunder, which Loans shall in no event exceed $5,000,000 in aggregate principal amount outstanding at any time. Each LIBOR Loan and Fixed Rate Loan shall be in a minimum principal amount of $500,000 or any larger multiple of $100,000. The Borrower shall request each LIBOR Loan upon at least three (3) Business Days' prior oral or written notice to the Bank and may request a Prime Rate Loan or Fixed Rate Loan upon same day oral or written notice to the Bank, and in each case of a request for a Fixed Rate Loan, such request shall be made by 2 P.M. on the required day. If the Borrower shall not timely notify the Bank that it has selected the Adjusted LIBO Rate plus 2.25percent or the Fixed Rate for a Loan prior to the expiration of the then-current Interest Period relating to such Loan, then such Loan shall bear interest at the Prime Rate. The Bank is authorized to enter on the attached grid schedule all the information specified therein relating to each Loan, all of which entries, in the absence of manifest error, shall be conclusive and binding on the Borrower; provided that the failure of the Bank to make any such entries shall not relieve the Borrower from its obligation to pay any amount due hereunder.

     INTEREST

     (a) Each LIBOR Loan shall bear interest, for each Interest Period, at a rate per annum equal to 2.25percent above the Adjusted LIBO Rate.

     (b) Each Prime Rate Loan shall bear interest, at the rate per annum for each day equal to the Prime Rate.

     (c) Each Fixed Rate Loan shall bear interest, for each Interest Period, at a rate per annum equal to the Fixed Rate.

     (d) Any overdue payments of principal of and, to the extent permitted by law, interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2percent plus the rate on the Loan in effect on such day.

     INCREASED COST

     If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank or the Eurocurrency market any other conditions affecting Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any Loan or to reduce the amount of any sum receivable by the Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction; provided that the Borrower shall not be obligated to compensate the Bank for any increased cost resulting from the application of Regulation D as required by the definition of Adjusted LIBO Rate. A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

     CAPITAL ADEQUACY

     If the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

     INDEMNITY

     The Borrower shall indemnify the Bank against (i) any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default and (ii) any loss or expense sustained or incurred including, without limitation, in connection with obtaining, liquidating or employing deposits from third parties as a consequence of the payment of any principal of any Loan by the Borrower (pursuant to demand, a default, change in legality or otherwise) on any day other than the last day of an Interest Period, or the failure by the Borrower to prepay any Loan or part thereof once notice has been given. The Bank shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

     CHANGE IN LEGALITY

     (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Loan or to give effect to its obligations as contemplated hereby with respect to any Loan, then, by written notice to the Borrower by the Bank, the Bank may require that all outstanding Loans made by it be converted to Prime Rate Loans, whereupon all such Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In addition, upon receipt of such notice by the Bank, the Borrower shall be prohibited from requesting LIBOR Loans from the Bank unless such declaration is subsequently withdrawn and the Bank agrees to withdraw any such declaration if and to the extent that the making and maintenance by the Bank of its LIBOR Loans shall cease to be unlawful.

     (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

     REPRESENTATIONS

     The Borrower represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of the State of its incorporation, (ii) it has full authority to execute and perform this Note,
(iii) this Note when executed and delivered in accordance with its terms will constitute a legal, valid and binding obligation of the Borrower, and (iv) no contractual restriction prevents the satisfactory performance or payment of this Note by the Borrower.

     EVENTS OF DEFAULT

     If any of the following events (each, an "Event of Default") shall occur and be continuing:

     (i) the Borrower shall fail to make payment when due of any principal of or interest on any Loan hereunder; or

     (ii) the Borrower shall fail to perform or observe any other agreement or covenant herein; or

     (iii) any representation or warranty made by the Borrower herein shall prove to have been incorrect in any material respect when made or given; or

     (iv) the Borrower shall fail to provide financial statements in a form acceptable to the Bank at the Bank's request from time to time; or

     (v) the Borrower shall default in any other of its outstanding indebtedness or shall transfer, pledge, mortgage, assign or create a security interest in any of its assets without the Bank's consent; or

     (vi) the Borrower shall be adjudged to be insolvent (however such insolvency may be evidenced), or proceedings are instituted by or against the Borrower under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors; or

     (vii) there shall be a material adverse change, in the Bank's opinion, in the financial condition of the Borrower; or

     (viii) complete or partial suspension or liquidation of any business of the Borrower; or

     (ix) dissolution, merger, consolidation or reorganization of the Borrower; or

     (x) attachment, distraint, levy, execution, final judgment or order against the Borrower or any of its property for amounts in the aggregate in excess of $100,000 and remaining undischarged for a period of 30 days;

then, in any such case the Bank may declare all Loans outstanding hereunder to be forthwith due and payable, together with accrued interest, whereupon the same will become forthwith due and payable, without demand, presentment, protest, notice of dishonor or any other notice or demand whatsoever. Notwithstanding the foregoing, upon a default under subsection (vi) hereunder, this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

     PREPAYMENT

     (a) The Borrower shall have the right (i) at any time and from time to time to prepay any Prime Rate Loan in full, or in part, without penalty and
(ii) to prepay any Fixed Rate Loan or LIBOR Loan in full, or in part, on the last day of the Interest Period relating to such Loan, without penalty. Any prepayment of a Fixed Rate Loan or LIBOR Loan on a day other than the last day of the Interest Period relating to such Loan shall be in full, and upon at least three (3) Business Days' prior written notice to the Bank, and shall be subject to the penalty provisions of paragraph (b) of this Section. A notice of prepayment shall specify the prepayment date (which shall be a Business
Day) and the principal amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan in full on the date and in the amount stated therein. Each prepayment hereunder shall be accompanied by accrued interest on the principal amount of the Loan to the date of prepayment.

     (b) The Borrower shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment of any Fixed Rate Loan or LIBOR Loan on a day other than the last day of the Interest Period relating to such Loan. Such loss shall be the difference as reasonably determined by the Bank between the cost of obtaining the funds for such Loan and any lesser amount which may be realized by the Bank in reemploying the funds received in prepayment during the period from the date of prepayment to the last day of the Interest Period relating such Loan.

     DEFINITIONS

     A.     ADJUSTED LIBO RATE

            "Adjusted LIBO Rate" shall mean, with respect to any Loan for any
             Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

             "LIBO Rate" shall mean, with respect to any Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1 percent ) at which dollar deposits approximately equal in principal amount to such Loan and for the maturity equal to the applicable Interest Period are offered to the Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

             For so long as any Loan hereunder shall bear interest at the Adjusted LIBO Rate such Loan shall be deemed a LIBOR Loan.

     B.     BUSINESS DAY

            A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which, in the case of a LIBOR Loan, is a day on which transactions in dollar deposits are being carried out in London.

     C.     FINAL MATURITY DATE

            "Final Maturity Date" shall mean March 31, 1998.

     D.     FIXED RATE

            "Fixed Rate" shall mean for any Interest Period, the rate of interest as may be quoted by the Bank in its sole and absolute discretion (which may include a refusal to quote any interest rate). The determination by the Bank of the Fixed Rate shall be conclusive. For so long as any Loan hereunder shall bear interest at the Fixed Rate, such Loan shall be deemed a Fixed Rate Loan.

     E.     INTEREST PAYMENT DATE

            "Interest Payment Date" shall mean as to any Loan, the last day of the Interest Period relating to such Loan and, if such Interest Period is longer than one month, at intervals of one month after the first day thereof.

     F.     INTEREST PERIOD

            "Interest Period" shall mean (a) for each LIBOR Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) in the calendar month that is 1, 2, 3, 6 or 9 months thereafter, as the Borrower may elect, (b) for each Fixed Rate Loan, the period commencing on the date of such Loan and continuing for at least 30 days, selected by the Borrower and accepted by the Bank in its sole and absolute discretion, and (c) for each Prime Rate Loan, the period commencing on the date of such Loan and ending one month thereafter; provided, however, that
            (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBOR Loans, such next succeeding Business Day would fall in the next calendar month, in which case (x) such Interest Period shall end on the first preceding Business Day and (y) the Interest Period for any continuation of such LIBOR Loan shall end on the last Business Day of a calendar month, and (ii) no Interest Period may extend beyond the Final Maturity Date.

     G.     PRIME RATE

            "Prime Rate" shall mean the interest rate announced to be in effect by the Bank from time to time as its prime rate. For so long as any Loan hereunder shall bear interest at the Prime Rate such Loan shall be deemed a "Prime Rate Loan".

     H.     STATUTORY RESERVES

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages, expressed as a decimal (including, without limitation, any marginal, special, emergency or supplemental reserves) from time to time in effect under Regulation D or as otherwise established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, with respect to the Adjusted LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D). LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     PARTICIPATIONS

     The Bank reserves the right to sell participations in the Loans or the Note and to provide any participant or prospective participant with information of the Borrower previously received by the Bank.

     JURISDICTION AND GOVERNING LAW

     IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS NOTE OR THE LOANS, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY AND ALL RIGHTS OF SETOFF AND RIGHTS TO INTERPOSE COUNTER-CLAIMS AND CROSS-CLAIMS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH CITY AND STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. THE BORROWER HEREBY AUTHORIZES THE BANK TO COMPLETE THIS NOTE IN ANY PARTICULARS ACCORDING TO THE TERMS OF THE LOANS EVIDENCED HEREBY. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE BORROWER AND INURE TO THE BENEFIT OF THE BANK, ITS SUCCESSORS, ENDORSEES AND ASSIGNS.


                              PT-l COMMUNICATIONS, INC.



                              By: /s/ Douglas Barley
                                  --------------------------------
                                  Name:  Douglas Barley
                                  Title: CFO and Secretary

                              GRID SCHEDULE


               AMOUNT  AMOUNT OF
      TYPE OF    OF    PRINCIPAL       INTEREST       MATURITY
DATE   LOAN     LOAN     REPAID         RATE            DATE
----- -------  ------  ----------     ---------      ----------